Exhibit 99.1

News From:

Release Date: November 13, 2015

Contact:	Jenniffer Collins Teligent, Inc. (856) 697-4379 www.teligent.com

Teligent Completes Acquisition of Alveda Pharmaceuticals’ Assets

Accretive Transaction Extends Reach to Canadian Market

BUENA, N.J., Nov. 13, 2015 /PRNewswire/ -- Teligent, Inc. (NASDAQ: TLGT; “Teligent” or the “Company”), a New Jersey-based specialty generic pharmaceutical company, today announced it has completed the acquisition of the assets of Alveda Pharmaceuticals, Inc. for $47 million CAD in cash. Announced in October 2015, the accretive transaction provides Teligent a platform to expand its specialty generic pharmaceutical portfolio of products across Canada.

‘’We look forward to building on the successful business that the Alveda team has created over the last several years,’’ said Jason Grenfell-Gardner, President and CEO of Teligent. ‘’We see great opportunities to integrate our R&D capabilities with the commercial and regulatory strengths of our new colleagues in Canada.’’

As part of the deal closing, the Company announced the appointment of Mike Bethell as General Manager, Canada for Teligent. ‘’Mike has been with Alveda from the beginning. He has played a significant role in driving the company’s growth, and we look forward to his leadership and market expertise to further build our business in Canada.’’

About Alveda Pharmaceuticals, Inc.

Alveda had net sales of approximately $16.0M CAD for its fiscal year ended September 30, 2015.

Alveda has a pipeline of 8 injectable products, 4 of which are under review by Health Canada. In addition, the business currently sells a portfolio of 17 molecules (36 injectable presentations) in the Canadian market. We believe that Alveda is the market leader in Canada for most of the products in the company’s catalogue.

The currently marketed injectable products include:

•	atropine sulphate
•	acetylcysteine
•	dimenhydrinate
•	ergonovine maleate
•	furosemide
•	irinotecan
•	lidocaine
•	lidocaine with epinephrine
•	piperacillin tazobactam
•	methylene blue
•	naloxone
•	succinylcholine chloride
•	sodium chloride
•	sterile water
•	epinephrine

Alveda will begin its transition to operate under the corporate name Teligent in 2016.

About Teligent, Inc.

Teligent, Inc. (NASDAQ: TLGT) is a specialty generic pharmaceutical company. Our mission is to be a leading player in the specialty generic prescription drug market. For more information, visit www.Teligent.com and www.AlvedaPharma.com.

Forward Looking Statements

This press release includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions, and other statements contained in this press release that are not historical facts and statements identified by words such as " will," “believe,” “target,” “estimated,” "continue" or words of similar meaning. These statements are based on our current beliefs or expectations and are inherently subject to various risks and uncertainties, including those included from time to time in the "Risk Factors" and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections in our most recent Annual Report on Form 10-K, as updated by Quarterly Reports on Form 10-Q and other reports we file with the Securities and Exchange Commission. Actual results may differ materially from these expectations. Factors that could cause actual results to differ materially from these expectations include, but are not limited to: our inability to meet current or future regulatory requirements in connection with existing or future ANDAs; our inability to achieve profitability; our failure to obtain FDA approvals as anticipated; our inability to execute and implement our business plan and strategy; the potential lack of market acceptance of our products; our inability to protect our intellectual property rights; changes in and the impact of global political, economic, business, competitive, market, regulatory and other factors; and our inability to complete successfully future product acquisitions. We assume no obligation to update any forward-looking statements or information, which speak as of their respective dates.